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                                                                EXHIBIT 5(a)

                              (ST&B Letterhead)





                                                           September 30, 1994


Phillips Petroleum Company
Phillips Building
Bartlesville, Oklahoma 74004

Dear Sirs:

         We have acted as special counsel for Phillips Petroleum Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (File No. 33-54987) (the "Registration Statement"). The Registration Statement relates to up to $110,000,000 aggregate amount of Pass Through Certificates (the "Pass Through Certificates") that may be issued by the Company in one or more series from time to time on a delayed basis. The Pass Through Certificates will be issued pursuant to the provisions of one or more Pass Through Trust Agreements to be entered into between the Company and Shawmut Bank Connecticut, National Association, as Pass Through Trustee (the "Pass Through Trustee"), substantially in the form filed as Exhibit 4(a)(1) to the Registration Statement (each "Pass Through Agreement").

         In connection with the opinions expressed below, we have examined originals, or copies certified to our satisfaction, of such agreements, documents and
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Phillips Petroleum
Company                              -2-                      September 30, 1994



certificates of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also examined the form of Pass Through Agreement filed with the Commission. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned thereto in the Pass Through Agreement.

         For purposes of rendering this opinion, we have assumed (i) the due authorization, execution and delivery of each applicable Pass Through Agreement by the Pass Through Trustee, (ii) the due authorization, execution, issue, delivery and authentication by the Pass Through Trustee of each series of Pass Through Certificates to be issued under each applicable Pass Through Agreement in accordance with the terms of such Pass Through Agreement and (iii) that the terms of each series of Pass Through Certificates will be in accordance with all applicable laws, regulations, instruments and agreements then binding upon the Pass Through Trustee.

         Based on the foregoing, it is our opinion that:

         1. Each Pass Through Agreement has been duly authorized by the Company.

         2. Each Pass Through Agreement, when duly executed and delivered by the parties thereto, will constitute a valid and legally binding obligation of each such party enforceable against such party in accordance with its terms.
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Phillips Petroleum
Company                              -3-                      September 30, 1994



         3. When the Registration Statement has become effective under the Securities Act and the Pass Through Certificates have been duly executed and authenticated by the Pass Through Trustee in accordance with the terms of the applicable Pass Through Agreement and issued and sold against payment therefor in accordance with the terms of such Pass Through Agreement and as contemplated by the Registration Statement, the Pass Through Certificates will be valid and legally binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the applicable Pass Through Agreement.

         4. The discussion of certain United States federal income tax consequences of ownership and disposition of the Pass Through Certificates set forth under the caption "Federal Income Tax Consequences" in the prospectus included in the Registration Statement, insofar as it relates to statements of law or legal conclusions, is accurate in all material respects.

         Our opinions set for in paragraphs 2. and 3. above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other that the law of the State of New
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Phillips Petroleum
Company                              -4-                      September 30, 1994



York, the Delaware General Corporation Law and the federal law of the United States. Insofar as the matters referred to herein relate to or are dependent upon the laws of the State of Connecticut, we have relied entirely upon the opinion of even date herewith of Shipman & Goodwin filed as Exhibit 5(b) to the Registration Statement and the opinions set forth herein are subject to each of the assumptions contained in said opinion. In rendering such opinion, Shipman and Goodwin may rely on this opinion as if this opinion were specifically addressed to it.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Legal Matters" and "Federal Income Tax Consequences" in the prospectus relating to the Pass Through Certificates that constitutes part of the Registration Statement.

                                            Very truly yours,



                                            SIMPSON THACHER & BARTLETT